EXHIBIT 4.2
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                             SUPPLEMENTAL INDENTURE

         SUPPLEMENTAL INDENTURE (this "SUPPLEMENTAL INDENTURE"), dated as of March 31, 2004, among Lignum Limited (the "GUARANTEEING SUBSIDIARY"), a subsidiary of Riverside Forest Products Limited (or its permitted successor), a British Columbia, Canada, corporation (the "COMPANY"), the Company, the other Guarantors (as defined in the Indenture referred to herein) and Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (the "TRUSTEE").

                               W I T N E S S E T H

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "INDENTURE"), dated as of February 25, 2004 providing for the issuance of 7-7/8% Senior Notes due 2014 (the "NOTES");

         WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "NOTE GUARANTEE"); and

         WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

         1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture, including but not limited to Article 10 of thereof.

         4. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Guaranteeing Subsidiary, as such, will have any liability for any obligations of the Guaranteeing Subsidiary under the Note, the Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the U.S. federal securities laws.

         5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

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         7.       EFFECT OF HEADINGS. The Section headings herein are for
convenience only and shall not affect the construction hereof.

         8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

         9. CONSENT TO JURISDICTION. Each of the Company, the Guarantors and the Guaranteeing Subsidiary irrevocably agree that any legal suit, action or proceeding arising out of or based upon this Supplemental Indenture or the transactions contemplated hereby ("RELATED PROCEEDINGS") may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the "SPECIFIED COURTS"), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "RELATED JUDGMENT"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. The Company, the Guarantors and the Guaranteeing Subsidiary further agree that service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any lawsuit, action or other proceeding brought in any such court. The Company, Guarantors and the Guaranteeing Subsidiary hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in the Specified Courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each of the Company, the Guarantors and the Guaranteeing Subsidiary not located in the United States hereby irrevocably appoints CT Corporation System of New York, New York, which currently maintains a New York City office at 111 Eighth Avenue, New York, New York 10011, United States of America, as its authorized agent (the "AUTHORIZED AGENT") to receive service of process or other legal summons for purposes of any such action or proceeding that may be instituted in any state or federal court in the City and State of New York. The Company, the Guarantors and the Guaranteeing Subsidiary agree that service of process upon the Authorized Agent and written notice of such service to the Company, the Guarantors and the Guaranteeing Subsidiary shall be deemed, in every respect, effective service of process upon the Company, the Guarantors and the Guaranteeing Subsidiary.

         10. OBLIGATION CURRENCY. The obligation of the Guaranteeing Subsidiary in respect of any sum due to any Holder shall, notwithstanding any judgment in a currency other than U.S. dollars, not be discharged until the first business day, following receipt by such Holder of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Holder may in accordance with normal banking procedures purchase U.S. dollars with such other currency; if the U.S. dollars so purchased are less than the sum originally due to such Holder hereunder, the Guaranteeing Subsidiary agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Holder against such loss.

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         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed and attested, all as of the date first above written.

         Dated:   March 31, 2004

                                    LIGNUM LIMITED


                                    By: /s/ Michael E. Moore
                                        ---------------------------------------
                                        Name:   Michael E. Moore
                                        Title:  Assistant Secretary



                                    RIVERSIDE FOREST PRODUCTS LIMITED


                                    By: /s/ Michael E. Moore
                                        ---------------------------------------
                                        Name:   Michael E. Moore
                                        Title:  Secretary Treasurer and
                                                Chief Financial Officer



                                    RFP POWER LTD.


                                    By: /s/ Michael E. Moore
                                        ---------------------------------------
                                        Name:   Michael E. Moore
                                        Title:  Secretary Treasurer



                                    RFP TIMBER LTD.


                                    By: /s/ Michael E. Moore
                                        ---------------------------------------
                                        Name:   Michael E. Moore
                                        Title:  Secretary Treasurer



                                    WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                    as Trustee


                                    By:
                                        ---------------------------------------
                                        Authorized Signatory